MERGER AGREEMENT

     This MERGER AGREEMENT (this 'Agreement') is made as of the 18th day of February, 1999 by and between ELMER'S RESTAURANTS, INC., an Oregon corporation (the 'Surviving Corporation'), CBW INC., an Oregon corporation (the 'Merging Corporation'), and each shareholder of the Merging Corporation listed on the attached Exhibit A (individually, a 'shareholder of the Merging Corporation' and collectively, the 'shareholders of the Merging Corporation').

Recitals:

     A. The Merging Corporation, directly or indirectly, owns 705,000 shares of the common stock of the Surviving
Corporation representing 53.8% of the Surviving
Corporation's issued and outstanding common stock.

     B.   The Surviving Corporation and the Merging
Corporation desire to consummate a merger on the terms and conditions contained in this Agreement.

Agreements:

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Merger. The Merging Corporation shall be merged into the Surviving Corporation, effective as of the filing of Articles of Merger with the Oregon Secretary of State (the 'Effective Time'). At the Effective Time, the separate existence of the Merging Corporation shall cease, and both the Merging Corporation and the Surviving Corporation shall be a single corporation, which shall be the Surviving Corporation.

     2. Manner and Basis of Converting Shares. For each share of the Merging Corporation owned by a shareholder of the Merging Corporation, the shareholder of the Merging
Corporation shall receive 144.4507 shares of the Surviving Corporation. Upon the Effective Time, the shareholders of the Merging Corporation shall transfer all of the shares in the Merging Corporation to the Surviving Corporation, and the Surviving Corporation shall issue to each such shareholder a stock certificate representing shares of the Surviving Corporation in accordance with the preceding sentence.

     3. Closing. The Surviving Corporation shall designate a date (the 'Closing Date') that is no later than three months following the date of this Agreement. On the Closing Date, the following actions shall occur at the offices of the Surviving Corporation in Portland, Oregon (or at such other location as the parties may designate):

          3.1
The Merging Corporation shall deliver to the Surviving Corporation resolutions of the Board of Directors and shareholders of the Merging Corporation approving the transactions contemplated by this Agreement.

          3.2 The Surviving Corporation shall deliver to the Merging Corporation resolutions of the Board of Directors of the Surviving Corporation approving the transactions contemplated by this Agreement.

          3.3 The Surviving Corporation and the shareholders of the Merging Corporation shall each execute and deliver a certificate confirming to the other that their representations and warranties contained in this Agreement are true and correct as if made on and as of the Closing
Date.

          3.4  The Surviving Corporation shall cause Articles of
Merger and a Plan of Merger substantially in the form of the attached Exhibits B and C to be filed with the Secretary of State for the State of Oregon.

          3.5  Certificates evidencing shares of the Merging
Corporation shall be surrendered, and certificates evidencing shares of the Surviving Corporation shall be delivered, in accordance with Section 2 above.

          3.6  The parties shall execute and deliver a
Registration Rights Agreement in the form of the attached Exhibit
D.

          3.7 The parties shall execute and deliver an Escrow Agreement in the form of the attached Exhibit E (the 'Escrow Agreement'), and the shareholders of the Merging Corporation shall deposit in escrow certain of the shares of the Surviving Corporation received by them pursuant to Section 3.5.

          3.8 The parties shall take such other actions and execute and deliver such other documents as may be reasonably required in order to close the transactions contemplated by this Agreement, including, without limitation, execution by the shareholders of the Merging Corporation of investor questionnaires or similar instruments relating to the fact that the shares of the Surviving Corporation to be issued to the shareholders of the Merging Corporation will not be registered under applicable securities laws.

     4. Actions Prior to Closing Date. During the period prior to the Closing Date, the Merging Corporation agrees to take the following actions:

          4.1 To own and operate its assets and properties in the ordinary course of business in accordance with past practice;

          4.2 To maintain all licenses and permits applicable to its assets and properties in full force and effect and to comply will all laws, rules, regulations, and ordinances applicable to its assets and properties;

          4.3
To refrain from transferring, encumbering, pledging, assigning, or otherwise disposing of its assets and properties (or engaging in negotiations or discussions regarding the same) or entering into additional contracts or commitments except in the ordinary course of business in accordance with past practice (provided that it may dispose of items of equipment which are replaced with items of comparable value);

          4.4 To provide such financial information relating to the performance of its assets and properties as the Surviving Corporation may reasonably request from time to time and to grant reasonable access to its assets and properties and the minute book, stock ledger, and corporate books and records of the Merging Corporation to representatives of the Surviving Corporation from time to time;

          4.5 During the period beginning on the date of this Agreement and ending on the Closing Date, to refrain, directly or indirectly, from entering into transactions with the shareholders of the Merging Corporation or its affiliates or from paying dividends or distributions to shareholders of the Merging Corporation or increasing or enhancing the compensation of directors, officers, or employees of or consultants to the Merging Corporation, except in accordance with plans previously disclosed to the Surviving Corporation; and

          4.6 To maintain a net worth of no less than $480,000 and total indebtedness no greater than $4,300,000 and to refrain from incurring additional indebtedness other than trade payables incurred in the ordinary course of business. In the event the Merging Corporation's net worth is less than $480,000 or total indebtedness is greater than $4,300,000 on the Closing Date, the Surviving Corporation and the Merging Corporation agree to act reasonably and in good faith to adjust the conversion basis set forth in Section 2 above.

     5.   Representations and Warranties of the Merging
Corporation.  As a material inducement to the Surviving
Corporation to enter into this Agreement, each of the shareholders of the Merging Corporation, severally but not jointly, hereby represents and warrants to, and covenants and agrees with, the Surviving Corporation as follows:

          5.1 The Merging Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oregon. Other than its wholly-owned subsidiary, CBW Food Company L.L.C. (the 'Subsidiary'), the Merging Corporation does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, or other entity. The Subsidiary is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Oregon. The Merging Corporation and the Subsidiary have full corporate power and authority and all governmental licenses, authorizations, consents, and approvals required to carry on the businesses they now conduct and to own the assets and properties they now own. Neither the ownership of their properties nor the nature of their businesses require the Merging Corporation or the Subsidiary to be qualified in any jurisdiction other than the state of their incorporation.

          5.2 The authorized capital stock of the Merging Corporation consists of 10,000 shares of common stock, of which 5,334 shares are outstanding. The outstanding shares of the Merging Corporation (the 'CBW Shares') are duly authorized and validly issued and are fully paid, nonassessable, and without par value. The
Merging Corporation has not authorized or issued, or committed to issue (a) any capital stock or other securities not set forth in this Section 5.2 or (b) any options, warrants, or other rights to acquire or convert any obligations into, any shares of capital stock or other securities of the Merging Corporation.

          5.3 The CBW Shares are pledged and assigned to Eagle's View Management Company, Inc. This pledge shall terminate on the Closing Date. On the Closing Date, the shareholders of the Merging Corporation identified on Exhibit A shall have good and marketable title to the CBW Shares in the amounts set forth opposite their names, free and clear of liens, claims, encumbrances, restrictions, options, and security interests of any kind (collectively, 'Liens').

          5.4  The Merging Corporation and each of the
shareholders of the Merging Corporation has full right, power, and authority, without the consent or authorization of any third party (other than those identified on Schedule 5.4), to execute, deliver, and perform its obligations under this Agreement, which constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights and (b) injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought. Neither the Merging Corporation nor its agents or representatives have engaged any broker or finder in connection with the transactions contemplated by this Agreement.

          5.5 All taxes, licensing fees, and other governmental fees, assessments, and charges pertaining to the ownership and operation of the assets and properties of the Merging Corporation and the Subsidiary have been paid in full. The assets and properties of the Merging Corporation and the Subsidiary have been owned and operated in compliance in all material respects with all applicable laws, rules, regulations, ordinances, and governmental authorizations and permits. There is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Merging
Corporation, threatened, against or involving or arising in connection with the Merging Corporation or the Subsidiary or their assets or properties, other than those that are reasonably expected by the Merging Corporation or the Subsidiary to be resolved without a material adverse effect on the Merging Corporation or the Subsidiary. To the best knowledge of the Merging Corporation, it is not aware of any facts which would form the basis for any material claim against it or the Subsidiary.

          5.6 There are no contracts, agreements, leases, or other commitments relating to the ownership and operation of the assets and properties of the Merging Corporation or the Subsidiary other than those identified on Schedule 5.6 (the 'Contracts'). Except to the extent described on
Schedule 5.6, the Contracts that will not be retained by the Subsidiary are freely assignable to the Surviving
Corporation. The Merging Corporation has previously provided the Surviving Corporation with true and correct copies of the Contracts, all of which are unamended and in full force and effect and none of which is in default by either party. The execution, delivery, and performance by the Merging Corporation of this Agreement does not
(a) conflict
with, result in a breach of violation of, or constitute a default under, the Contracts, (b) constitute a violation of any judgment, order, or decree applicable to the Merging Corporation or the Subsidiary or any of their assets or properties, or (c) result in the creation of any Lien on any of its assets or properties.

          5.7 The Merging Corporation has not received written notification from any governmental authority stating that any real property owned or leased by the Merging Corporation or the Subsidiary (the 'Real Property') or any part thereof is (a) targeted for clean-up or remediation of Hazardous Substances (hereinafter defined) or (b) not otherwise in compliance with applicable Environmental Laws (hereinafter defined). To the best knowledge of the Merging Corporation, there are no Hazardous Substances on, in, or under the Real Property or any part thereof which are in violation of applicable Environmental Laws, and there are no underground storage tanks on or under the Real Property. Neither the Merging Corporation nor the Subsidiary has used the Property to store or dispose of any Hazardous Substances. The
Merging Corporation and the Subsidiary, and, to the best knowledge of the Merging Corporation, all previous owners and operators of the Real Property, have owned and operated the Real Property in compliance with all applicable Environmental Laws. The term 'Hazardous Substance' means any substance or material defined or designated as hazardous or toxic (or by any similar term) under any Environmental
Law, including petroleum products and friable materials containing more than one percent (1%) asbestos by weight.
The term 'Environmental Law' means any federal, state, or local law, ordinance, rule, or regulation relating to pollution or protection of the environment or actual or threatened releases, discharges, or emissions, into the environment, including the so-called Comprehensive Environmental Response, Compensation, and Liability Act; Resource Conservation and Recovery Act; the Superfund Amendments and Reauthorization Act; Federal Water Pollution Control Act; Clean Air Act; and all comparable state statutes.

          5.8 The statements of December 31, 1998 provided by the Merging Corporation to the Surviving Corporation for the period ending December 31, 1998 attached hereto as Schedule
5.8 (the 'Financial Statements') fairly present in all material respects the financial position of the Merging Corporation on the dates of the Financial Statements and the results of its operations for the periods covered thereby and have been prepared in accordance with generally accepted accounting principles consistently applied. There are no attachments, executions, assignments for the benefits of creditors, or proceedings in bankruptcy, or under any other debtor relief laws contemplated by or pending or, to the best knowledge of the Merging Corporation, threatened against the Merging Corporation or the Subsidiary. Except as and to the extent reflected or reserved against in the latest balance sheet for the Merging Corporation included in the Financial Statements, and except for liabilities arising in the ordinary course of its business since the date of such balance sheet, the Merging Corporation does not have any accrued or contingent liability arising out of any transaction or state of facts existing prior to the date hereof (or the Closing Date, as applicable) that, either alone or in the aggregate, could reasonably be expected to require the Merging Corporation or the Subsidiary to pay more than $25,000. Since December 31, 1998, there has not been any change in the financial condition or operations of the Merging Corporation or the Subsidiary, except changes in the ordinary course of business which, individually or in the aggregate, have not been materially adverse.

          5.9
Within the times and in the manner prescribed by law, the Merging Corporation and the Subsidiary have filed all federal, state, and local tax returns required by law and have paid all taxes, assessments, and penalties due and payable. There are no present disputes about taxes of any nature payable by the Merging Corporation or the Subsidiary and no federal or other tax return has been audited.

          5.10 The Merging Corporation and the Subsidiary have good and marketable title to all of their respective assets free and clear of all liens, charges, and encumbrances, claims, easements, rights of way, covenants, conditions, or restrictions, except for (a) those disclosed in the Merging Corporation's balance sheet as of December 31, 1998 and (b) possible minor matters that, in the aggregate, do not materially detract from or interfere with the present or intended use of any of these assets or materially detract from or interfere with the Merging Corporation's business operations. All real property and tangible personal property of the Merging Corporation and the Subsidiary that is necessary to the operation of their businesses is in good operating condition and repair in all material respects, ordinary wear and tear excepted. No shareholder of the Merging Corporation; nor any officer, director, or employee of the Merging Corporation or the Subsidiary; nor any spouse, child, or other relative of any of these persons, owns or has any interest, directly or indirectly, in any of the real or personal property owned or leased to the Merging Corporation or the Subsidiary.

          5.11 Schedule 5.11 is a complete and accurate list of all real property owned by or leased to the Merging Corporation or the Subsidiary. The zoning of each parcel of property described in Schedule 5.11 permits the presently existing improvements and the continuation of the business presently being conducted on such parcel. The Merging Corporation has not commenced, nor received notice of the commencement of, any proceeding that would affect the present zoning classification of any such parcel.

          5.12 The books and records of the Merging Corporation and the Subsidiary contain a materially complete and accurate description and specify the location of all material items of equipment, furniture, supplies, and all other tangible personal property owned or used by the Merging Corporation or the Subsidiary in connection with their respective businesses. The tangible personal property reflected in those books and records constitutes all such tangible personal property necessary for the conduct by the Merging Corporation and the Subsidiary of their respective businesses as now conducted.

          5.13 Schedule 5.13 is a schedule of all trade names, trademarks, and service marks and their registrations, owned by the Merging Corporation or the Subsidiary or in which either of them has any rights or licenses, together with a brief description of each. To the best knowledge of the Merging Corporation, there is no infringement or alleged infringement by others of any trade name, trademark, service mark, or copyright, and the Merging Corporation and the Subsidiary have not infringed, and are not now infringing, on any trade name, trademark, service mark, or copyright belonging to any other person.

          5.14 The Merging Corporation and the Subsidiary hold all necessary licenses or other rights necessary for the operation of their respective businesses as now conducted by them, including, without limitation, licenses from the Oregon
State Lottery Commission and the Oregon Liquor Control Commission, and that each such license or right is presently valid and effective and is not in danger of revocation or non-renewal.

          5.15 No representation or warranty made or given by the shareholders of the Merging Corporation to the Surviving Corporation in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     6.   Representations and Warranties of the Surviving
Corporation. The Surviving Corporation hereby represents and warrants to the Merging Corporation and the shareholders of the Merging Corporation as follows:

          6.1 The Surviving Corporation has full right, power, and authority, without the consent or authorization of any third party (other than those identified on Schedule 6.1), to execute, deliver, and perform its obligations under this Agreement, which constitutes the legal, valid, and binding obligation of the Surviving Corporation, enforceable in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights and (b) injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought. The Surviving Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oregon. Neither the Surviving Corporation nor any of its agents or representatives has engaged any broker or finder in connection with the transactions contemplated by this Agreement, other than Veber Partners, LLC, who was engaged by the Board of Directors of the Surviving Corporation to provide an opinion as to the fairness from a financial point of view to the stockholders of the Surviving Corporation of the consideration to be paid by the Surviving Corporation in connection with the proposed transactions contemplated by this Agreement.

          6.2 The execution, delivery, and performance by the Surviving Corporation of this Agreement does not constitute a violation of, or constitute a default under, any agreement, instrument, or commitment to which the Surviving Corporation is a party or by which the Surviving Corporation is bound.

          6.3 Upon the issuance thereof, the shares to be delivered to the shareholders of the Merging Corporation pursuant to Section 2 above shall duly be authorized, validly issued, and fully paid.

     7. Conditions to Obligations of Surviving Corporation. The obligations of the Surviving Corporation to consummate the transactions contemplated by this Agreement are subject to satisfaction of or compliance with each of the following conditions:

          7.1 No suit, action, investigation, inquiry, or other proceeding by any governmental authority or other person or entity shall have been instituted which questions or challenges the validity or legality of the transactions contemplated by this Agreement.

          7.2 All approvals, consents, and authorizations shown on Schedule 6.1 shall have been obtained.

          7.3 Subject to any changes that have been waived in writing by the Surviving Corporation, (a) the representations and warranties of the shareholders of the Merging Corporation set forth in this Agreement shall have been and shall be true and correct in all material respects on the Closing
Date as though made on and as of the Closing Date and
(b) neither the Merging Corporation nor its shareholders shall have violated in any material respect any covenant or agreement by them in this Agreement and shall have performed in all material respects all obligations to be performed by them under this Agreement prior to or as of the Closing
Date.

     8. Conditions to Obligations of Merging Corporation. The obligations of the Merging Corporation and its shareholders to consummate the transactions contemplated by this Agreement are subject to satisfaction of or compliance with each of the following conditions:

          8.1 No suit, action, investigation, inquiry, or other proceeding by any governmental authority or other person or entity shall have been instituted which questions or challenges the validity or legality of the transactions contemplated by this Agreement.

          8.2 All approvals, consents, and authorizations shown on Schedule 5.4 shall have been obtained.

          8.3 Subject to any changes that have been waived in writing by the Merging Corporation, (a) the representations and warranties of the Surviving Corporation set forth in this Agreement shall have been and shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date and (b) the Surviving Corporation shall not have violated in any material respect any covenant or agreement by it in this Agreement and shall have performed in all material respects all obligations to be performed by it under this Agreement prior to or as of the Closing Date.

     9. Right to Termination. This Agreement may be terminated and the proposed transactions abandoned:

          9.1  At any time, by mutual consent of the parties;

          9.2 At the option of the Surviving Corporation and by notice to the Merging Corporation stating the reasons for such action, (a) in the event the closing of the transactions contemplated by this Agreement shall not have occurred on the date designated in Section 3 (or any other date that the parties may designate by mutual agreement) by reason of the failure of any of the conditions set forth in
Section 7 or (b) at any time prior to the closing of the transactions contemplated by this Agreement, in the event of a material breach of any of the representations, warranties or covenants of the Merging Corporation or its shareholders;
or

          9.3 At the option of the Merging Corporation and by notice to the Surviving Corporation stating the reasons for such action, (a) in the event the closing of the transactions contemplated by this Agreement shall not have occurred on the date designated in Section 3 (or any other date that the parties may designate by mutual agreement) by reason of the failure of any of the conditions set forth in Section 8 or
(b) at any time prior to the closing of the transactions contemplated by this Agreement, in the event of a material breach of any of the representations, warranties or covenants of the Surviving Corporation set forth in this Agreement.

          9.4  Termination by a party pursuant to Section 9.2 or
9.3 shall not adversely affect such party's other available rights and remedies. The rights and remedies of the party terminating this Agreement pursuant to Section 9.2 or 9.3, whether contained in this Agreement or conferred pursuant to applicable law or in equity, shall be cumulative and concurrent and may be pursued singly, successively, or together, at the discretion of the holder thereof.

     10. Indemnification. Each of the Surviving Corporation, on the one hand, and the shareholders of the Merging
Corporation, on the other, shall indemnify the other and the other's employees, agents, officers, directors, heirs, personal representatives, administrators, successors, permitted assigns, and affiliates from and against any and all costs, damages, expenses, and liabilities (including reasonable attorneys' fees) incurred or sustained in connection with or resulting from (a) any breach of the representations and warranties of such party in this Agreement or (b) the nonfulfillment or breach of any covenant made by such party in this Agreement; provided, however, that the maximum liability of the Surviving
Corporation, on the one hand, and the shareholders of the Merging Corporation, on the other, under this Section 10 shall not exceed $1,000,000 in the aggregate for the Surviving Corporation, on the one hand, and the shareholders of the Merging Corporation, on the other hand; and provided further, that the remedies of the Surviving Corporation with respect to any such breach or nonfulfillment by the shareholders of the Surviving Corporation or any of them shall be limited to, and only to, recovery of the shares of the Surviving Corporation held in accordance with the terms of the Escrow Agreement pursuant to the provisions thereof.
The limitations on maximum liability and on remedies contained in the preceding sentence shall not apply in the case of a willful and material breach of a representation or warranty made by a shareholder of the Merging Corporation with the intent to defraud the Surviving Corporation; in the case of such a breach, the Surviving Corporation shall have all rights and remedies permitted under applicable law or in equity against, and only against, the shareholder making such representation or warranty.

     11.  General Provisions:

          11.1 Binding Effect. This Agreement may not be assigned by either of the parties without the written consent of the other party. Subject to the foregoing restrictions, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, administrators, successors, and permitted assigns.

          11.2
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

          11.3 Entire Agreement. This Agreement, including the schedules and exhibits hereto (which are incorporated herein by reference), contains the entire agreement between the Surviving Corporation and the Merging Corporation with respect to the transactions contemplated by this Agreement and supersedes all prior and contemporaneous agreements between them with respect to such transactions. The parties agree that the terms of this Agreement are confidential and will not be disclosed, other than to each party's officers, directors, shareholders, accountants, attorneys, and lenders, without the consent of the other, except to the extent required under applicable law and regulations.

          11.4 Amendment. This Agreement may not be modified or amended except by the written agreement of the party entitled to the benefit of the provision against whom enforcement is sought.

          11.5 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term or provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          11.6 Survival. All representations and warranties herein, and all covenants herein (the full performance of which is not required to or at the Closing Date), shall survive the Closing Date and be fully enforceable thereafter for a period of one year following the Closing Date.

          11.7 Notices. Notices under this Agreement shall be in writing and shall be effective when actually delivered or three business days after deposit in the United States
Mails, certified, return receipt requested, directed to the other party at the address set forth below, or to such other address and/or person as the party may indicate by written notice to the other party:

     If to the Merging             CBW Inc.
     Corporation:                  140 E. 5th Ave., #A
                                   Eugene, OR  97401
                                   Attn:  Mike Chamberlin


     If to the Surviving           Elmer's Restaurants,
     Corporation                   Inc..
                                   11802 SE Stark St.
                                   Portland, OR  97216
                                   Attn:  Juanita Nelson


          11.8 Waiver. Failure of any party at any time to require performance of any provision of this Agreement shall not limit such party's right to enforce such provision, nor shall any waiver of any breach of any provision of this Agreement constitute a waiver of any succeeding breach of such provision or a waiver of such provision itself.

          11.9 Attorney's Fees. If a suit, action, or other proceeding of any nature whatsoever (including any proceeding under the U.S. Bankruptcy Code) is instituted to enforce or interpret any provision of this Agreement or in connection with any dispute hereunder, the prevailing party shall be entitled to recover such amount as the court may adjudge reasonable as attorney's fees and all other fees, costs, and expenses of litigation at trial or any appeal or review, in addition to all other amounts provided by law.

          11.10 Remedies. In the event of a default under this
Agreement, the non-defaulting party shall have all rights and remedies available under this Agreement, to the fullest extent of applicable law and equitable principles, subject to the limitations set forth in Section 10.

          11.11       Counterparts.  This Agreement may be
executed in
any number of counterparts, all of which together shall constitute one and the same agreement.

          11.12 Further Assurances. From time to time, upon request of either party, the other party shall execute, acknowledge, and deliver such documents and undertake such actions as may be reasonably requested in order to fulfill the transactions contemplated by this Agreement.

          11.13 Expenses. Each party shall bear all costs and expenses incurred by such party in connection with this transaction, including, without limitation, legal expenses.

          11.14 Knowledge of Merging Corporation. All representations and warranties of the shareholders of the Merging Corporation in this Agreement that are made 'to the best knowledge of the Merging Corporation' shall be made only to the extent of the knowledge, after due inquiry, of Bruce N. Davis or William W. Service.

     IN WITNESS WHEREOF, the parties have entered into this Merger Agreement as of the date first set forth above.

     The Merging Corporation:      CBW Inc., an Oregon
                                   corporation


                                   By:___/s/__Bruce Davis___
                                   Title:  President

     The Surviving Corporation:    Elmer's Restaurants,
                                   Inc., an Oregon
                                   corporation


                                   By:__/s/_William Service_
                                   Title:  C.E.O.


     The Shareholders of the Merging Corporation:


                                   __/s/__Ken N. Boettcher__
                                   Ken N. Boettcher


                                   __/s/__Linda E. Bolton___
                                   Linda Bolton


                                   __/s/__Karen K. Brooks___
                                   Karen Brooks


                                   __/s/__Thomas C. Connor__
                                   Thomas C. Connor


                                   __/s/__Bruce N. Davis____
                                   Bruce N. Davis


                                   __/s/__Cordy Jensen______
                                   Cordy Jensen


                                   __/s/__William W. Service
                                   William W. Service


                                   __/s/__Gregory Wendt_____
                                   Gregory Wendt


                                   __/s/__Donald Woolley____
                                   Donald Woolley

                      Schedules Omitted